EXHIBIT 3.1


                        The Commonwealth of Massachusetts

                               JOHN F. X. DAVOREN
                          Secretary of the Commonwealth
                                   STATE HOUSE
                                  BOSTON, MASS.

                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)

         NAME
         -----
(including given name in full)                         POST OFFICE ADDRESS

We, Richard J. Gurski                                Boyce Farm Road
                                                     Lincoln, Massachusetts

    Robert L. Lenington                              Boyce Farm Road
                                                     Lincoln, Massachusetts

    John P. Driscoll, Jr.                            118 Prospect Street
                                                     Belmont, Massachusetts

do hereby associate ourselves as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

1.       The name by which the corporation shall be known is:

                                  HyComp, Inc.

2.       The purposes for which the corporation is formed are as follows:

         To engage in the design, engineering, research, development, manufacture, sales, construction and installation of computers; computer systems; software and hardware systems; analog, digital and hybrid computers and subsystems; components; peripherals; terminals; controls and control systems; instrumentation and signal conditioners; actuators and other prime movers; interfacing devices; function modules; components for data acquisition and distribution systems; data processing systems; manipulation systems; instrumentation, and industrial process controls.

         To design, engineer, manufacture, assemble, market and sell electronic systems, devices and components for the computer peripheral equipment market, and generally engage in electrical and electronic engineering, mechanical engineering, and computer sciences and technology.

         To design, engineer, manufacture and sell proprietary products in the external memory and other segments of the computer peripheral equipment market, and to engage in systems design engineering and research development, and to

                              CONTINUED ON PAGE 2A

         NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 81/2" x 11" paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:

--------------------------------------------------------------------------------------------------------------------
       CLASS OF STOCK              WITHOUT PAR VALUE                               WITH PAR VALUE
                                    NUMBER OF SHARES              NUMBER OF SHARES         PAR             AMOUNT
                                                                                          VALUE
--------------------------------------------------------------------------------------------------------------------
         Preferred                       none                         none                                 $
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------

           Common                        none                       1,000,000            20(cent)          $200,000
--------------------------------------------------------------------------------------------------------------------

4. * If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                                    none

5. * The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                                    Any stockholder, including the heirs,
                           assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following:

                                    He shall notify the directors of his desire
                           to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer, or by notice to him in writing name a second arbitrator and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

                                    After the acceptance of the offer, or the
                           report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit. CONTINUED ON PAGE 2B

6. * Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                                    The directors may make, amend, or repeal the
                           By-Laws in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

7. The first meeting of the incorporators was duly held on the twenty-seventh day of May 1969 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

8. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

                  a. The post office address of the initial principal office of the corporation in Massachusetts is: Post Office Box 250, Maynard, Massachusetts

                  b. The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:


                 NAME                 RESIDENCE              POST OFFICE ADDRESS
                 ----                 ---------              -------------------

President:   Richard J. Gurski    Boyce Farm Road                   Same
                                  Lincoln, Massachusetts

Treasurer:   Robert L. Lenington  Boyce Farm Road
                                  Lincoln, Massachusetts            Same

Clerk        Arnold J. Grever     60 Birch Hill Road                Same
                                  Northboro, Massachusetts

Directors:   Richard J. Gurski    Boyce Farm Road                   Same
                                  Lincoln, Massachusetts

                 NAME                 RESIDENCE              POST OFFICE ADDRESS
                 ----                 ---------              -------------------

             Robert L. Lenington  Boyce Farm Road                   Same
                                  Lincoln, Massachusetts

             Arnold J. Grever     60 Birch Hill Road                Same
                                  Northboro, Massachusetts

             Norman S. Palazzini  130 Cedar Street                  Same
                                  Holliston, Massachusetts

                  c. The date initially adopted on which the corporation's fiscal year ends is:

                                    December thirty-first

                  d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                                    Fourth Monday in April

                  e. The name and business address of the resident agent, if any, of the corporation is:

                                    None

         *If there are no provisions state "None".



         IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this twenty-seventh day of May 1969.

                                            /s/ Richard J. Gurski
                                            -----------------------------------

                                            /s/ Robert L. Lenington
                                            -----------------------------------

                                            /s/ John P. Driscoll, Jr.
                                            -----------------------------------

                                     PAGE 2A

                                   HyCOMP, INC

ARTICLE 2 -- CONTINUED

engage in microelectronic engineering and manufacturing; to own, lease or otherwise acquire, use or dispose of laboratories, plants, factories, or work shops for experimenting, manufacturing, distribution and development purposes; and to do everything necessary for the accomplishment and furtherance of the powers set forth herein.

                                     PAGE 2B

                                   HyCOMP, INC

ARTICLE 5 -- CONTINUED

                  No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

-------------------------------------------------------------------------------------------------------
                                                                       WITH PAR VALUE         PAR
         KIND OF STOCK           NO PAR VALUE NUMBER OF SHARES        NUMBER OF SHARES       VALUE
-------------------------------------------------------------------------------------------------------
            COMMON                                                       10,000,000           $0.01
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
           PREFERRED                                                        2,000           $100.00
-------------------------------------------------------------------------------------------------------


CHANGE the total to:
-------------------------------------------------------------------------------------------------------
                                                                       WITH PAR VALUE         PAR
         KIND OF STOCK           NO PAR VALUE NUMBER OF SHARES        NUMBER OF SHARES       VALUE
-------------------------------------------------------------------------------------------------------
            Common                                                       20,000,000           $0.01
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
           PREFERRED                                                        2,000           $100.00
-------------------------------------------------------------------------------------------------------


         The forgoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 1568, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

         12th            day of         October____________, in the year 1999.

/s/ Paul K. Hickey....................................................President/
Paul K. Hickey

 ..........................................................................Clerk/
[Illegible]

                        The Commonwealth of Massachusetts

                             MICHAEL JOSEPH CONNOLLY

                               Secretary of State

                           State House, Boston, Mass.

                    CERTIFICATE OF CHANGE OF PRINCIPAL OFFICE

                     General Laws, Chapter 156B, Section 14

                  I,       NICHOLAS F. CARUSO                 Assistant Clerk of

                                  HyComp, Inc.
                              (Name of Corporation)

having in principal office at        146 Main Street    P.O. Box 250
                                 (Post Office Address)

                          Maynard, Massachusetts 01754
                        (Number and Street, City or Town)

do hereby certify that pursuant to General Laws, Chapter 156B, Section 14, the directors of said corporation have changed the principal office of the corporation to

                           75 Union Avenue P.O. Box 49
                              (Post Office Address)

                          Sudbury, Massachusetts 01776
                        (Number and Street, City or Town)

SUBSCRIBED THIS 21st day of May 1981 UNDER THE PENALTIES OF PERJURY.


                                                           Clerk or
             SIGNATURE  /s/ Nicholas F. Caruso             Assistant Clerk
                      ----------------------------------

Amend Article 3 to be and read as follows:

                  3. The aggregate number of shares which the corporation shall have authority to issue is 10,002,000 which are divided into 2,000 Preferred shares of a par value of $100 Dollars each and 10,000,000 Common shares with a par value of $0.01 per share.





         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 1568, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

17th day of April          , in the year 1981.

/s/ Richard J. Gurski................................................President/
                                 Richard J. Gurski               Vice President

/s/ Nicholas F. Caruso...................................................Clerk/
                                 Nicholas F. Caruso             Assistant Clerk

Amend Articles 3 and 4 to be and read as follows:

         3. The aggregate number of shares which the corporation shall have authority to issue is 2,002,000 which are divided into 2,000 Preferred shares of a par value of $100 Dollars each and 2,000,000 Common shares of a par value of $0.20 Dollars each.

         4. The statement of the relative rights, preferences, and limitations of the shares of each class is as follows:

                  Each issued and outstanding Preferred share shall entitle the holder of record thereof to receive out of funds legally available therefor, when and as declared by the Board of Directors, dividends in cash at the rate of 8 per centum of the par value thereof per annum, which shall be payable annually on such date(s) in each calendar year as the Board of Directors shall deem advisable, and which shall be declared and set apart or paid before dividends of any kind may be declared upon the Common shares and before distributions of any kind may be made upon the issued and outstanding Common shares. Said annual dividends upon the issued and outstanding Preferred shares shall be cumulative and shall be deemed to accrue from and after the date of issuance, whether earned, or whether there be funds legally available therefor, or whether said dividends shall have been declared. Whenever full dividends upon the issued and outstanding Preferred shares as aforesaid for all past annual dividend periods shall have been paid, without interest, and whenever full dividends upon the issued and outstanding Preferred shares as aforesaid for the then current annual dividend periods shall have been paid, without interest, and whenever full dividends upon the issued and outstanding Preferred shares as aforesaid for the then current annual dividend period shall have been declared and either paid or a sum sufficient for the payment thereof set aside in full, without interest, the Board of Directors may declare, set aside, or pay additional cash dividends, and/or may make share distributions of the authorized but unissued Common shares of the corporation and/or its treasury Common shares, if any, and/or may make distributions of bonds or property of the corporation, including the shares or bonds of other corporations. The holders of record of the issued and outstanding Common shares shall be entitled in respect of said Common shares exclusively to receive any such additional cash dividends which may be declared and/or any such distributions which may be made, each issued and outstanding Common share entitling the holder of record thereof to receive an equal proportion of said dividends and/or distributions. Any reference to "distributions" in this paragraph contained shall not be deemed to include any distributions made in connection with any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary; nor shall any such reference to "distributions" in relation to issued and outstanding shares be deemed to limit, curtail, or divest the authority of the Board of Directors to make any proper distributions, including distribution of authorized but unissued Common shares, in relation to its treasury Common shares, if any.

                  The corporation may, through its Board of Directors and in conformity with the provisions of the General Laws, Chapter 156 B, at any time or from time to time, redeem all or any part of the issued and outstanding Preferred shares by paying the holders of records thereof, out of funds legally therefor, the par value for each such share to be redeemed plus an amount equivalent to all unpaid annual dividends, whether or not earned or declared, which have accrued to the dated fixed for redemption. In the event of such redemption, a notice fixing the time and place of redemption shall be mailed not less than thirty days prior to the date so fixed to each holder of record of the Preferred shares to be redeemed at his address as it appears on the record of shareholders. In the event that less than all of the issued and outstanding Preferred shares are to be redeemed, the shares to be redeemed shall be chosen by lot pro rata, or by such equitable method as the Board of Directors may determine. On and after the date fixed for such redemption, the holders of the shares so called for redemption shall not be entitled to any dividends and shall not have any rights or interests as holders of said shares except to receive the payment or payments herein designated, without interest thereon, upon presentation and surrender of their certificates therefor.

                  In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, each issued and outstanding Preferred share shall entitle the holder of record thereof to payment at the rate of the par value thereof plus an amount equal to all unpaid annual dividends, without interest, whether or not earned or declared, which have accrued thereon to the date of payment before any payment or distribution of the net assets of the corporation (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and

                                                    CONTINUED PAGES 2a, b and c.

         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 1568, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

18th day of December            , in the year 1979

/s/ Richard J. Gurski..................................................President

/s/ Norman S. Palazzini....................................................Clerk
         outstanding Common shares in respect of said Common shares. After setting apart or paying in full the preferential amounts aforesaid to the holders of record of the issued and outstanding Preferred shares; the remaining net assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of records of the issued and outstanding Common shares, each issued and outstanding Common share entitling the holder of record thereof to receive an equal proportion of said remaining net assets. If the net assets of the corporation shall be insufficient to pay in full the preferential amounts among the holders of the Preferred shares as aforesaid, then each issued and outstanding Preferred share shall entitle the holder of record thereof to an equal proportion of said net assets, and the holders of the Common shares shall in no event be entitled to participate in the distribution of said net assets in respect of their Common shares. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the corporation, a merger or consolidation of the corporation into or with any other corporation, a merger of any other corporation into the corporation, or a sale, lease, mortgage, pledge, exchange, transfer, or other disposition by the corporation of all or substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the corporation.

                  On and after December 31, 1979, and subject to any conditions, herein contained, any or all of the Preferred shares of the corporation shall be convertible at any time, and from time to time, at the option of any one or more of the holders of record thereof into fully paid and nonassessable Common shares of the corporation upon surrender to the corporation or its designee of the certificate or certificates representing the Preferred share or shares to be converted, together with a written notice of election to convert, and, upon receipt by the corporation or its designee of such notice and of such surrendered certificate or certificates with any appropriate endorsement thereon as may be prescribed by the Board of Directors, any such holder shall be entitled to receive a certificate or certificates representing the Common share(s) into which such Preferred share is convertible, and any such holder shall be deemed to be a holder of record of said Common shares(s) as of the time of said receipt by the corporation or its designee. The basis for such conversion shall be 100 Common shares(s) for each Preferred share which is converted. In connection with effecting any transfer to the corporation for cancellation of any Preferred shares upon conversion of the same into Common shares, the corporation may, but shall not be obliged to, issue a certificate or certificates for fractions of a Common share. Any Preferred shares which have been converted shall be cancelled and shall not be reissued. Except as such requirement may otherwise be dispensed with by law, the Board of Directors of the corporation shall at all times reserve a sufficient number of authorized but unissued Common shares, which shall be issued only in satisfaction of

                                       2a
         the conversion rights and privileges aforesaid. Whenever the corporation shall determine to redeem any or all of the outstanding Preferred shares, the notice of redemption in that connection shall include a statement to the effect that the rights and privileges of each holder of said Preferred shares to convert the same will cease at the close of business on the day prior to the date of redemption specified in the notice of redemption. Whenever the corporation shall issue any shares (other than the Preferred shares aforesaid), bonds, securities, or obligations which are convertible into or changeable for Common shares, shall issue any warrants, options or similar rights which entitle the holders thereof to subscribe for purchase, or otherwise acquire Common shares, shall subdivide, combine, or otherwise change its Common shares, or shall take or permit to be taken any other action which will result in the dilution of the conversion rights and privileges of the Preferred shares, the Board of Directors of the corporation shall forthwith cause to be made any such adjustment on the basis of conversion as it shall determine to be necessary to preserve to said holders of the Preferred shares those rights and privileges which are substantially proportionate to the rights and privileges of the Preferred shares existing prior to said event or events. After any reorganization or any consolidation or merger of the corporation or any sale, lease, mortgage, pledge, exchange, transfer, or other disposition of all or substantially all of the assets of the corporation, the holder of the Preferred shares shall thereafter be entitled to receive, upon conversion, the kind and amount of shares or other securities or property which they would have been entitled to receive had they converted such Preferred share into Common shares of the corporation as of the record date for the determination of Common shareholders entitled to cast their votes for or against or to express any dissent to such reorganization, consolidation, merger, sale, lease, exchange, or other disposition; and, after the happening of one or more of the aforesaid events, if any, the rights of such holders of the Preferred shares with respect to the adjustment of basis of conversion shall be appropriately continued and preserved in order to afford, as nearly as possible, protection against dilution of the conversion rights and privileges comparable to those conferred herein. In the event of a judicial or non-judicial dissolution of the corporation, the conversion rights and privileges of the holders of the Preferred shares shall terminate on a date, as fixed by the Board of Directors of the corporation, not more than 50 days and not less than 10 days before the date of such dissolution. The reference to Common shares herein shall be deemed to include shares of any

                                       2b
         class into which said Common shares may be changed. Notwithstanding any provision of this certificate of incorporation or of law, by reason of which limited or unlimited preemptive rights are otherwise conferred upon the holders of any class of shares of the corporation, no preemptive right shall accrue solely by reason of the issuance by the corporation of shares in satisfaction of the conversion rights and privileges of the holders of the Preferred shares as aforesaid.

                  Each issued and outstanding Common share shall entitle the holder thereof to full voting power. Except as any provision of law may otherwise require, no Preferred share shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders, or to have notice of any meeting of shareholders.

                                       2c

                  RESOLVED, that Article 5 of the Corporation's Articles of Organization be, and it hereby is, amended by striking said Article 5 in its entirety and not substituting any provision in its place.




         The forgoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 1568, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

           24th              day of        April            , in the year 1972.

/s/ Robert L. Lenington...............................................President
                                  Robert L. Lenington

/s/ Arnold J. Grever......................................................Clerk
                                    Arnold J. Grever